Exhibit 10.11

                   CHANGE OF CONTROL AGREEMENT

     THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is made as of the 1st day of January, 1999, (the "Effective Date") by and between HEARTLAND FINANCIAL USA, INC., an Iowa corporation, (the "Company") and (See Attachment to Exhibit 10.11)(the "Employee").

                            RECITALS

     A. The Employee is currently serving as an employee of the Company or one of its Affiliates.

     B. The Company desires to continue to employ the Employee as an employee of the Company or one of its Affiliates and the Employer is willing to continue such employment.

     C. The Company recognizes that circumstances may arise in which a change of control of the Company through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Employee, which uncertainty may result in the loss of valuable services of the Employee, and the Company and the Employee wish to provide reasonable security to the Employee against changes in the employment relationship in the event of any such change of control.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

     1. Payment of Severance Amount. If the Employee's employment by the Company, or any Affiliate or successor of the Company, shall be subject to a Termination within the Covered Period, then the Company shall pay the Employee an amount equal to the applicable Severance Amount, payable within fifteen (15) days after the Employee's termination that is related to the Change of Control.

     2. Definitions. As used throughout this Agreement, all of the terms defined in this paragraph 2 shall have the meanings given below.
          A. An "Affiliate" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

          B. "Base Annual Salary" shall mean the amount equal to the sum of (i) the greater of Employee's then-current annual salary or the Employee's annual salary as of the date one (1) day prior to the Change of Control; (ii) the average of the three (3) most recent bonuses paid to the Employee; and (iii) the average of the three (3) most recent contributions made by the Company on behalf of the Employee to the Company's tax-qualified retirement plans (which, as of the date hereof, includes the profit sharing plan, the money purchase pension plan and the 401(k) plan).

          C.   A "Change of Control" shall mean:

          (i) the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding Voting Securities of the Company; or

          (ii) the individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

          (iii) approval by stockholders of the Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

          D. "Covered Period" shall mean the period beginning six (6) months prior to a Change of Control and ending twelve (12) months after a Change of Control.

          E. "Termination" shall mean termination of the Employee's employment either:

          (i) by the Company or its successor, as the case may be, during the Covered Period, other than a Termination for Cause or any termination as a result of death, disability, or normal retirement pursuant to a retirement plan to which the Employee was subject prior to any Change of Control; or

          (ii) by the Employee, for any reason, during the period beginning ten (10) days prior to a Change of Control and ending ten (10) days after a Change of Control.

          F. "Severance Amount" shall mean the sum of all amounts earned or accrued through the Termination Date, including Base Annual Salary, deferred compensation plan accruals and vacation pay, plus (See Attachment to Exhibit 10.11) times the Employee's Base Annual Salary.

          G. "Termination for Cause" shall mean only a termination by the Company as a result of the Employee's fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Affiliates), substantial and material failure by the Employee to fulfill the duties and responsibilities of his or her regular position and/or comply with the Company's or its Affiliates' policies, rules or regulations, or the Employee's conviction of a felony.

          H. "Termination Date" shall mean the date of employment termination indicated in the written notice provided by the Company or the Employee to the other.

          I. "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

     3. Golden Parachute Payment Adjustment. It is the intention of the parties that the Severance Amount payments under this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder. If the independent accountants acting as auditors for the Company on the date of a Change of Control (or another accounting firm designated by the parties) determine, in consultation with legal counsel acceptable to the parties, that any amount payable to the Employee by the Company under this Agreement, or any other plan or agreement under which the Employee participates or is a party, would constitute an excess parachute payment within the meaning of Section 280G of the Code and be subject to the "excise tax" imposed by Section 4999 of the Code, then the Company shall pay to the Employee the amount of such excise tax and all federal and state income or other taxes with respect to the payment of the amount of such excise tax, including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against the Employee for the excise tax which is greater than that which was determined at the time such amounts were paid, the Company shall pay to the Employee the amount of such excise tax plus any interest, penalties and professional fees or expenses, incurred by the Employee as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Company shall withhold from any amounts paid under this Agreement the amount of any excise tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any supplemental compensation paid under this subparagraph shall be made by the independent public accountants then regularly retained by the Company, in consultation with legal counsel acceptable to the parties. The Company shall pay all accountant and legal counsel fees and expenses.

     4. Medical and Dental Benefits. If the Employee's employment by the Company or any Affiliate or successor of the Company shall be subject to a Termination within the Covered Period, then to the extent that the Employee or any of the Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any Affiliate) for active employees immediately prior to the termination, the Company will provide the Employee and those dependents with equivalent coverages for a period not to exceed twenty-four (24) months from the Termination Date. The coverages may be procured directly by the Company (or any Affiliate, if appropriate) apart from, and outside of the terms of the plans themselves; provided that the Employee and the Employee's dependents comply with all of the conditions of the medical or dental plans. In the event the Employee or any of the Employee's dependents become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to Company (or any Affiliate) plan benefits, coverage under Company (or any Affiliate) plans will cease for the eligible Employee and/or dependent. The Employee and Employee's dependents must notify the Company (or any Affiliate) of any subsequent employment and provide information regarding medical and/or dental coverage available. In the event the Company (or any Affiliate) discovers that the Employee and/or dependent has become employed and not provided the above notification, all payments and benefits under this Agreement will cease.

     5. Out-Placement Counseling. If the Employee's employment by the Company or any Affiliate or successor of the Company shall be subject to a Termination within the Covered Period, the Company will provide out-placement counseling assistance in the form of reimbursement of the expenses incurred for such assistance within the twelve (12) month period following the Termination Date, such reimbursement amount not to exceed one-quarter (1/4) of the Employee's Base Annual Salary on the Termination Date.

     6. A. Restrictive Covenant. The Company and the Employee have jointly reviewed the customer lists and operations of the Company and have agreed that the primary service area of the lending and deposit taking functions of the Company in which the Employee has actively participated extends to an area encompassing a fifty (50) mile radius from the main office of Dubuque Bank and Trust Company (DB&T). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the Severance Amount, the Employee hereby agrees that, except with the express prior written consent of the Company, for a period of two (2) years after the termination of the Employee's employment with the Company (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Company, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a fifty (50) mile radius of DB&T's main office (the "Restrictive Covenant"). If the Employee violates the Restrictive Covenant and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this paragraph computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. The foregoing Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System. Notwithstanding the above, the Restrictive Covenant will be unenforceable in the event the Company terminates the employment of the Employee for other than Cause at or after the end of the Covered Period.

     B.   Remedies for Breach of Restrictive Covenant.  The
     Employee acknowledges that the restrictions contained in this paragraph are reasonable and necessary for the protection of the legitimate business interests of the Company, that any violation of these restrictions would cause substantial injury to the Company and such interests, that the Company would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Company to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Company, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

     7. Notices. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company to:

          Heartland Financial USA, Inc.
          Attention:  President
          14th and Central Avenue
          Box 778
          Dubuque, Iowa  52004

          If to the Employee to:

          (See Attachment to Exhibit 10.11)

or to such other address as either party may furnish to the other in writing, except that notices of changes of address shall be effective only upon receipt.

     8. Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the state of Iowa.

     9. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

     10. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

     11. Not an Employment Agreement. Nothing in this Agreement shall give the Employee any rights (or impose any obligations) to continued employment by the Company or any Affiliate or successor of the Company, nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by the Employee for the Company or any Affiliate or successor of the Company.

     12. No Assignment. The Employee's rights to receive payments or benefits under this Agreement shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     13. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (a) the person or entity acquiring the assets, or a substantial portion of the assets, shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement, or
(b) the Company shall provide, through the establishment of a separate reserve, for the payment in full of all amounts which are or may reasonably be expected to become payable to the Employee under this Agreement.

     14. Legal Fees. All reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) paid or incurred by the Employee pursuant to any dispute or question of interpretation relating this Agreement shall be paid or reimbursed by the Company if the Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     15. Term. This Agreement shall remain in effect through December 31, 2001. In the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect for the Covered Period.

     16. Amendment. This Agreement may not be amended or modified except by written agreement signed by the Employee and the Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.

HEARTLAND FINANCIAL USA, INC.



By:  /s/ Lynn S. Fuller                 /s/ Employee
     --------------------               --------------------
     Lynn S. Fuller                     (See Attachment to
     Chairman of the Board and CEO      Exhibit 10.11)


                   ATTACHMENT TO EXHIBIT 10.11


                               TIMES
      EMPLOYEE                  PAY            ADDRESS
---------------------         -------   -----------------------

1.   Lynn B. Fuller           four (4)  960 Prince Phillip Drive
                                        Dubuque, IA  52003-7886

2.   John K. Schmidt          three (3) 837 Spires Drive
                                        Dubuque, IA  52001-3191

3.   Kenneth J. Erickson      three (3) 11122 Hidden Springs Ct.
                                        Dubuque, IA  52003-9659